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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HERBALIFE LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State of Incorporation or Organization)	N/A (IRS Employer Identification No.)
PO Box 309 GT Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands (Address of Principal Executive Offices) (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

        Securities Act registration statement file number to which this form relates: 333-119485

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, par value $0.002 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Registrant's Common Shares, par value $0.002 per share, required by this Item is contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-119485) initially filed with the Securities and Exchange Commission on October 1, 2004 (the "Registration Statement"), and as may be subsequently amended from time to time and included in the prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of Share Capital", is incorporated herein by reference in its entirety.

Item 2.    Exhibits

        Not Applicable.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HERBALIFE LTD.
Date: December 10, 2004	By:	/s/ BRETT R. CHAPMAN
	Name:	Brett R. Chapman
	Title:	General Counsel and Secretary

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits
SIGNATURE